As filed with the Securities and Exchange Commission on March 31, 2023

File Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

55-0856151

(IRS Employer Identification Number)

5885 Hollis Street, Suite 100

Emeryville, CA 94608

(510) 450-0761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Han Kieftenbeld

Chief Financial Officer

5885 Hollis Street, Suite 100

Emeryville, CA 94608

(510) 450-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Gordon K. Davidson, Esq.

David Michaels, Esq.

Amanda L. Rose, Esq.

Ryan Mitteness, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

(650) 988-8500

From time to time after the effectiveness of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 31, 2023

PROSPECTUS

AMYRIS, INC.

810,596 Shares of Common Stock

This prospectus relates to the registration for the potential offer and sale from time to time of up to 810,596 shares of our common stock, par value $0.0001 per share (the “Shares”), by the selling stockholders identified in the “Selling Stockholders” section of this prospectus. The shares of common stock registered hereunder consist of outstanding shares of common stock issued to the selling stockholders pursuant to earnout provisions under that certain Agreement and Plan of Merger and Reorganization, dated as of August 11, 2021, by and among the Company, OLIKA Inc. and the other parties thereto, and that certain Note Purchase Agreement, each dated as of August 11, 2021, between the Company, OLIKA Inc. and the selling stockholders party thereto (together, the “Agreements”). For more information regarding the Shares, see “Selling Stockholders” below.

The selling stockholders may sell the Shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the Shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. For more information regarding the selling stockholders and the sale of the Shares, see “Selling Stockholders” and “Plan of Distribution” below.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholders. We will pay the expenses incurred in registering the Shares, including legal and accounting fees.

Our common stock is traded on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “AMRS.” On March 30, 2023, the closing price of our common stock was $1.36 per share.

Investing in our securities involves risks. See “Risk Factors” commencing on page 3. You should carefully read this prospectus and the documents incorporated herein before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell shares of our common stock, as described in this prospectus, in one or more offerings. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.

Neither we nor the selling stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus. Neither we nor the selling stockholders take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the Commission listed below under the heading “Incorporation by Reference.” This summary does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus, any applicable prospectus supplement or free writing prospectus and the information incorporated by reference in this prospectus and any applicable prospectus supplement carefully, including “Risk Factors” and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

About Amyris, Inc.

We are a biotechnology company delivering sustainable ingredients and consumer products that are better than incumbent options for people and the planet. To accelerate the world’s transition to sustainable consumption, we create, manufacture, and commercialize consumer products and ingredients that reach more than 300 million consumers. The largest proportion of our revenue is derived from marketing and selling Clean Beauty, Personal Care, and Health & Wellness consumer products through our direct-to-consumer e-commerce platforms and a growing network of retail partners. Our proprietary sustainable ingredients are sold in bulk to industrial leaders who serve Flavor & Fragrance (F&F), Nutrition, Food & Beverage, and Clean Beauty & Personal Care end markets.

The ingredients and consumer products we produce are powered by our unique, fermentation-based Lab-to-Market™ technology platform. This technology platform creates a portfolio connection between our proprietary science and formulation expertise, our manufacturing capability at industrial scale, and our ability to commercialize sustainable products that give consumers the power to choose products that benefit the planet. Our technology platform offers advantages to traditional methods of sourcing similar ingredients (such as petrochemistry, unsustainable agricultural practices and extraction from organisms). These advantages include but are not limited to renewable and ethical sourcing of raw materials, less resource-intensive production, minimal impact on sensitive ecosystems, enhanced purity and safety profile, less vulnerability to climate disruption, and improved supply chain resilience. We bring together biology and engineering to produce sustainable materials that are scarce or endangered in nature. We leverage state-of-the-art machine learning, robotics, and artificial intelligence, which enable our technology platform to rapidly bring new innovation to market. Our revenue is generated from consumer product sales, ingredient product sales, research and development collaboration programs and grants, and consumer marketing services.

Corporate Information

We were originally incorporated in California in 2003 under the name Amyris Biotechnologies, Inc. and then reincorporated in Delaware in 2010 and changed our name to Amyris, Inc. Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. Our common stock is listed on The Nasdaq Global Select Market under the symbol “AMRS.” Our website address is www.amyris.com. The information contained in or accessible through our website or contained on other websites is not a part of, and not incorporated into, this prospectus.

Amyris, the Amyris logo, Biofene, Biossance, Costa Brazil, EcoFabulous, Hemisqualane, JVN, Lab-to-Market, MenoLabs, No Compromise, OLIKA, Pipette, Purecane, Rose Inc, Stripes, and Terasana are trademarks or registered trademarks of Amyris, Inc. or its subsidiaries. This prospectus also contains trademarks and trade names of other businesses that are the property of their respective holders. Solely for convenience, the trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

THE OFFERING

Shares of common stock offered by the Selling Stockholders	Up to 810,596 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Nasdaq Symbol	AMRS

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully read and consider the specific factors discussed under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and in Part II, Item 1A of any subsequently filed Quarterly Reports on Form 10-Q filed with the Commission, which are incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the Commission in the future.

Additional risks and uncertainties beyond those set forth in our reports filed with the Commission and not presently known to us or that we currently deem immaterial may also affect our operations. Any risks and uncertainties, whether set forth in our reports filed with the Commission or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed. The trading price of our securities could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the Commission that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties, including those discussed under the heading “Risk Factors” above, include our liquidity and ability to fund operating and capital expenses, potential delays or failures in development, production and commercialization of products, and our reliance on third parties.

All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing, are forward-looking statements. The words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.

The forward-looking statements in this prospectus and in any prospectus supplement or other document we have filed with the Commission and incorporated herein represent our views as of the date thereof. We anticipate that subsequent events and developments will cause our views to change. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus or such prospectus supplement or other document.

USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the accounts of the selling stockholders. Accordingly, we will not receive any of the proceeds from the sale of the Shares offered by this prospectus. See “Selling Stockholders” and “Plan of Distribution” below.

SELLING STOCKHOLDERS

The Shares being offered by the selling stockholders under this prospectus consist of shares of common stock issued to the selling stockholders pursuant to the Agreements. We previously registered 1,028,101 Shares pursuant to the Agreements under a prospectus supplement, filed with the Commission on August 19, 2021, supplemented to the accompanying prospectus pursuant to a Registration Statement on Form S-3ASR that became effective automatically on April 7, 2021 (Registration No. 333-255105).

The Shares are being registered for resale or other disposition by the selling stockholders. We will not receive any proceeds from the sale or other disposition of the Shares being registered hereunder, or interests therein. Pursuant to the Agreements, we have agreed to file a registration statement with the Commission covering the resale of the Shares, and this registration statement has been filed pursuant to those agreements.

Selling Stockholders

The table below lists the selling stockholders and other information regarding their beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of our common stock as of March 30, 2023. Under Section 13(d) of the Exchange Act, beneficial ownership generally includes voting or investment power with respect to securities, including any securities that grant the holder the right to acquire shares of common stock within 60 days of the date of determination. These shares are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership data is based on 366,685,543 shares of our common stock issued and outstanding as of March 30, 2023 (as reflected in the records of our stock transfer agent).

We have prepared the table below based on information furnished to us by or on behalf of the selling stockholders. The second column of the table lists the number of shares of common stock beneficially owned by the selling stockholders as of March 30, 2023. The third column of the table lists the shares of common stock being offered under this prospectus by the selling stockholders or by those persons or entities to whom they transfer, donate, devise, pledge or distribute their Shares or by other successors in interest. The Shares may be sold pursuant to this prospectus or in privately negotiated transactions. See “Plan of Distribution.” Because the selling stockholders may sell all, some or none of their Shares in this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of Shares the selling stockholders will sell under this prospectus. The fourth column of the table assumes the sale of all of the Shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than the acquisition and beneficial ownership of the Shares described in the tables below or other of our debt or equity securities.

Unless otherwise indicated in the footnotes below, we believe that the selling stockholders have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Since the date on which they provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.

	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Shares of Common Stock Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percentage (%)		Number	Percentage (%)
Fred Aslan	5,008	*	1,739	—	*
W. Blake Baird	20,435	*	5,177	—	*
Scott Daniels	8,610	*	2,989	—	*

	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Shares of Common Stock Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percentage (%)		Number	Percentage (%)
Susan Dauber	13,001	*	4,513	—	*
Alastair Dorward	147,583	*	47,275	—	*
Victor J Fontana	8,610	*	2,989	—	*
William Getty	2,584	*	897	—	*
Jeremy Goldstein	37,030	*	12,854	—	*
Albert D Huddleston	25,828	*	8,966	—	*
Marstar Investments LLC (2)	248,387	*	80,532	—	*
Nebari Holdings, LLC (3)	8,253	*	2,865	—	*
Ou Cagney Revocable Trust (4)	41,976	*	14,571	—	*
Papamarkou Wellner & Co, Inc. (5)	20,853	*	7,239	—	*
Minhaj Patel	50,279	*	13,699	—	*
RockSolid Capital LLC (6)	42,690	*	14,819	—	*
Schroboh Capital GmbH (7)	74,075	*	21,744	—	*
Kenneth W Franklin	8,610	*	2,989	—	*
Daniel Harlin	9,777	*	1,495	—	*
Harrison 2019 PPLI Fund LLC (8)	43,067	*	12,949	—	*
JMR Development LLC (9)	62,548	*	21,712	—	*
Daniel Khoshaba	86,094	*	29,885	—	*
M3D Family Investments, LLC (10)	108,256	*	26,146	—	*
Timothy J Moreau	8,610	*	2,989	—	*
Robert Paine	4,128	*	1,433	—	*
Thorne Perkin (11)	462,510	*	157,918	—	*
David Schonberg	8,610	*	2,989	—	*
Jill R Silvers	27,816	*	9,656	—	*
SPG Holding LLC (12)	9,035	*	3,136	—	*
Karl G Wellner	16,505	*	5,729	—	*
Mac Farm Partners, LLC (13)	8,253	*	2,865	—	*
Nicholas Perkin	457,785	*	153,622	—	*
Sekhmet Ventures LLC (14)	295,117	*	74,795	—	*
Philip Shaoul	6,496	*	2,255	—	*
Slap The Floor, LLC (15)	51,435	*	14,040	—	*
WFT Investors LLC (16)	17,219	*	5,977	—	*
Andrew Rosenthal	44,081	*	15,302	—	*
Robert S Perkin Rev Trust (17)	17,219	*	5,977	—	*
Hunter Cushing Hulshizer	24,758	*	8,594	—	*
Hong Kong Global Limited(18)	13,479	*	4,679	—	*
Gordon P. Getty II	1,723	*	598	—	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)

We do not know when or in what amounts a selling stockholder may offer Shares for sale. The selling stockholders may not sell any or all of the Shares offered by this prospectus. Because the selling stockholders may offer all or some of the Shares pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of Shares that will be held by the selling stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the Shares covered by this prospectus will be held by the selling stockholders.

(2)

Marstar Investments is controlled by Brian Finn. Accordingly, Brian Finn may be deemed to share beneficial ownership in the securities held of record by Marstar Investments. The address for the Brian Finn is 38 Evans Drive, Brookville, NY 11545, USA.

(3)

Nebari Holdings, LLC is controlled by Daniel E Freuman. Accordingly, Daniel E Freuman may be deemed to share beneficial ownership in the securities held of record by Nebari Holdings, LLC. The address for Daniel E Freuman is 460 NE 28th St, Unit 4201, Miami, FL 33137, USA.

(4)

Ou Cagney Revocable Trust is controlled by Michael Scott Cagney. Accordingly, Michael Scott Cagney may be deemed to share beneficial ownership in the securities held of record by Ou Cagney Revocable Trust. The address for the Michael Scott Cagney is 2637 Lyon Street, San Francisco, CA 94123, USA.

(5)

Papamarkou Wellner & Co, Inc. is controlled by Karl G Wellner. Accordingly, Karl G Wellner may be deemed to share beneficial ownership in the securities held of record by Papamarkou Wellner & Co, Inc. The address for the Karl G Wellner is 430 Park Avenue 17th Floor, New York, NY 10022, USA.

(6)

RockSolid Capital LLC is controlled by Steven S. Hornstein. Accordingly, Steven S. Hornstein may be deemed to share beneficial ownership in the securities held of record by RockSolid Capital LLC. The address for the Steven S. Hornstein is 3080 Burgundy Drive North, Palm Beach Gardens, FL 33410, USA.

(7)

Schroboh Capital GmbH is controlled by Felix Schroeder. Accordingly, Felix Schroeder may be deemed to share beneficial ownership in the securities held of record by Schroboh Capital GmbH. The address for the Felix Schroeder is c/o Rödl&Partner Rödl GmbH Wirtschaftsprüfungsgesellschaft, Kehrwieder 9, Hamburg, Germany – S8.

(8)

Harrison 2019 PPLI Fund LLC is controlled by Jordan Waxman. Accordingly, Jordan Waxman may be deemed to share beneficial ownership in the securities held of record by Harrison 2019 PPLI Fund LLC. The address for the Jordan Waxman is 3938 NW 53rd St, Boca Raton, FL 33496, USA.

(9)

JMR Development LLC is controlled by Jack Rodriguez. Accordingly, Jack Rodriguez may be deemed to share beneficial ownership in the securities held of record by JMR Development LLC. The address for the Jack Rodriguez is 347 W 36th St, Suite 901, New York NY 10018, USA.

(10)

M3D Family Investments is controlled by Donna J DeLaGuardia. Accordingly, Donna J DeLaGuardia may be deemed to share beneficial ownership in the securities held of record by M3D Family Investments. The address for the Donna J DeLaGuardia is 1417 Sadler Road, #334, Ferndina Beach, FL 32034, USA.

(11)	Thorne Perkin is an affiliate of the broker-dealer Papamarkou Wellner & Co. The address for Thorne Perkin is 136 East 64th Street Apt 3A, New York NY 10065.
(12)

SPG Holding LLC is controlled by Matteo Daste. Accordingly, Matteo Daste may be deemed to share beneficial ownership in the securities held of record by SPG Holding LLC. The address for the Matteo Daste is 25 Silk Oak Circle, San Rafael, CA 94901, USA.

(13)

Mac Farm Partners, LLC is controlled by Jason M. Kellman. Accordingly, Jason M. Kellman may be deemed to share beneficial ownership in the securities held of record by Mac Farm Partners, LLC. The address for the Jason M. Kellman is 712 Fifth Avenue, 29th Fl, New York, NY 10019, USA.

(14)

Sekhmet Ventures LLC is controlled by Barbara A. Paldus. Accordingly, Barbara A. Paldus may be deemed to share beneficial ownership in the securities held of record by Sekhmet Ventures LLC. The address for the Barbara A. Paldus is 1900 Camden Avenue, Ste 101, San Jose, CA 95124, USA.

(15)

Slap The Floor, LLC is controlled by Nicholas Silvers. Accordingly, Nicholas Silvers may be deemed to share beneficial ownership in the securities held of record by Slap The Floor, LLC. The address for the Nicholas Silvers is 19 W 24th Street, 12th Floor, New York, NY 10010, USA.

(16)

WFT Investors LLC is controlled by Kirk B Wortman. Accordingly, Kirk B Wortman may be deemed to share beneficial ownership in the securities held of record by WFT Investors LLC. The address for the Kirk B Wortman is 3465 North Pines Way, Wilson, WY 83014, USA.

(17)

Robert S Perkin Rev Trust is controlled by Robert S. Perkin and Thorne Perkin. Accordingly, Robert S. Perkin and Thorne Perkin may be deemed to share beneficial ownership in the securities held of record by Robert S Perkin Rev Trust. The address for Robert S. Perkin and Thorne Perkin is 1100 N Market Street, Wilmington, DE 19890, USA.

(18)

Hong Kong Global Limited is controlled by Dean Reid. Accordingly, Dean Reid may be deemed to share beneficial ownership in the securities held of record by Hong Kong Global Limited. The address for Dean Reid is Level 1, 883 Eleite Industrial Building 833, Cheung Sha Wan Road, Hong Kong – 91.

PLAN OF DISTRIBUTION

We are registering the shares of common stock offered hereby to permit the resale of these shares of common stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered hereby. We will bear all fees and expenses incident to our obligation to register these shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the Commission;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. To our knowledge and based upon information we received from the selling stockholders, each selling stockholder that is affiliated with a broker-dealer acquired the shares of common stock being registered hereunder in the ordinary course of business, and, at the time such selling stockholder acquired the shares being registered hereunder, such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute such shares. To our knowledge, none of the selling stockholders received any shares as underwriting compensation.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act (“Regulation M”), which may limit the timing of purchases and sales of any shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following summary sets forth certain material terms and provisions of our capital stock, as well as certain provisions of our certificate of incorporation, bylaws and Delaware law. This is only a summary and is qualified in its entirety by reference to the description of our common stock included in our certificate of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the relevant provisions of the Delaware General Corporations Law (the “DGCL”). See “Where You Can Find Additional Information.”

Common Stock

As of March 14, 2023, our authorized capital stock included 550,000,000 shares of common stock, par value $0.0001 per share, of which there were 366,251,614 shares outstanding (as reflected in the records of our stock transfer agent). A description of the material terms and provisions of our restated certificate of incorporation, as amended, and amended and restated bylaws affecting the rights of holders of our common stock is set forth below. The description is intended as a summary only, and is qualified in its entirety by reference to our restated certificate of incorporation, as amended, and our restated bylaws that are filed as exhibits to the registration statement of which this prospectus forms a part.

As of March 14, 2023, we had approximately 166 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding from time to time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends, and only then at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation, as amended, eliminates the right of stockholders to cumulate votes for the election of directors and establishes a classified Board of Directors, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing in office for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Registration Rights

Certain of our stockholders, including certain entities affiliated with our directors and/or holders of five percent or more of our outstanding common stock, including DSM, Foris, and Vivo, hold registration rights pursuant to the following:

•	Letter agreement, dated July 29, 2015, by and among us and certain investors

•	Securities Purchase Agreement, dated May 8, 2017, by and among us and certain investors

•	Securities Purchase Agreement, dated August 2, 2017, by and between us and DSM International B.V.

•	Stockholder Agreement, dated August 3, 2017, by and between us and affiliates of Vivo Capital LLC

•	Amended and Restated Stockholder Agreement, dated August 7, 2017, by and between us and DSM International B.V.

•	Securities Purchase Agreements, dated January 31, 2020, by and between us and the investor named therein, including Foris

•	Security Purchase Agreements, dated June 1, 2020 and June 4, 2020, by and between us and the investors named therein, including affiliates of Foris, Vivo, and FMR, LLC

•	Securities Purchase Agreement, dated May 7, 2021, with Upland1,LLC and the other parties thereto.

•	Share Purchase Agreement, dated August 11, 2021, with MG Empower Ltd. and the other parties thereto

•	Agreement and Plan of Merger and Reorganization and Note Purchase Agreement, each dated August 11, 2021, by and among the Company, OLIKA Inc. and the other parties thereto

•	Share Purchase Agreement and Option Cancellation Agreements, each dated as of August 31, 2021, by and among the Company, Beauty Labs International Limited and the selling stockholders party thereto

•	Agreement and Plan of Merger dated January 26, 2022, by and among the Company, certain of its subsidiaries, No Planet B Holdings, Inc. and its stockholders

•	Asset Purchase Agreement dated March 9, 2022, by and among the Company, certain of its subsidiaries, and MenoLabs, LLC

•	Agreement and Plan of Merger and Reorganization, dated as of April 11, 2022, by and among the Company, Amyris-O Merger Sub, Inc., Onda Beauty Inc. and Jane Hong Fernandez

•	Series B Preference Share Purchase Agreement, dated as of September 13, 2022, by and between the Company and WeMedia Shopping Network Holdings Co., Limited

•	Services agreement, dated as of November 22, 2022, by and between the Company and WeMedia Shopping Network Holdings Co., Limited

•	Purchase agreement, dated as of November 22, 2022, by and between the Company and WeMedia Shopping Network Holdings Co., Limited

•	Exchange and Settlement Agreement, dated December 14, 2022, by and among the Company, Schottenfeld Opportunities Fund II, L.P., Koyote Trading, LLC, and Phase Five Partners, LP

•	Securities Purchase Agreement, dated December 29, 2022, by and between the Company and Foris Ventures, LLC

Preferred Stock

As of March 15, 2023, our authorized capital stock included 5,000,000 shares of preferred stock, par value $0.0001 per share, of which 22,140 shares have been designated as Series A 17.38% Convertible Preferred Stock,

105,204 shares have been designated as Series B 17.38% Convertible Preferred Stock, 20,921 shares have been designated as Series C Convertible Preferred Stock, 15,000 shares have been designated as Series D Convertible Preferred Stock, and 102,156.21 shares have been designated as Series E Convertible Preferred Stock, and of which there were no shares of Series A 17.38% Convertible Preferred Stock, no shares of Series B 17.38% Convertible Preferred Stock, no shares of Series C Convertible Preferred Stock, no shares of Series D Convertible Preferred Stock, and no shares of Series E Convertible Preferred Stock issued and outstanding. We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of each series and any of its qualifications, limitations or restrictions. Our Board of Directors can also increase or decrease the number of authorized shares of any series of preferred stock, but not above the total number of authorized shares of preferred stock nor below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation, as amended, and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law

Section 203 of the Delaware General Corporation Law (“Section 203”) prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets, with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the Board of Directors prior to the time that the interested stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

If Section 203 applied to us, these restrictions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us.

A Delaware corporation may “opt out” of the restrictions on business combinations contained in Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of its outstanding voting shares. We have agreed to opt out of Section 203 through our restated certificate of incorporation, as amended, but our restated certificate of incorporation as amended, contains substantially similar protections to our company and stockholders as those afforded under Section 203.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation, as amended, and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our company or management team, including the following:

•

Board of Directors Vacancies. Our restated certificate of incorporation, as amended, and restated bylaws authorize only our Board of Directors to fill vacant directorships. In addition, the number of directors constituting our Board of Directors will be set only by resolution adopted by a majority vote of our entire Board of Directors. These provisions prevent stockholders from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with their own nominees.

•

Classified Board. Our restated certificate of incorporation, as amended, and restated bylaws provide that our Board of Directors is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our Board of Directors, and the prospect of that delay might deter a potential offeror. Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause. In addition, stockholders will not be permitted to cumulate their votes for the election of directors.

•

Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation, as amended, provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chair of our Board of Directors, our chief executive officer or our president.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•

Issuance of Undesignated Preferred Stock. Under our restated certificate of incorporation, as amended, our Board of Directors has the authority, without further action by the stockholders, to issue shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•

Exclusive Forum. Our restated bylaws to provide that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation, or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our restated bylaws further provide that the U.S. federal district courts will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or a Federal Forum Provision. Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services (formerly Wells Fargo Shareowner Services).

Stock Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AMRS.”

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.

EXPERTS

The consolidated financial statements of Amyris, Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of Macias Gini & O’Connell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Therefore, we file periodic reports, proxy statements and other information with the Commission. The Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we subsequently file with the Commission will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished and not filed in accordance with Commission rules) prior to the termination of this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents (other than the portions of those documents furnished and not filed in accordance with Commission rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 16, 2023;

•	Our Current Reports on Form 8-K filed with the Commission on February 22, 2023; March 14, 2023; March 15, 2023 and March 23, 2023;

•

The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on September 24, 2010, including any amendment or report filed for the purpose of updating such description; and

•

filings we make with the Commission pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost to the requestor, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus, including any exhibits that are specifically incorporated by reference in that information. You may request a copy of these filings by sending an e-mail request to Amyris Investor Relations at investor@amyris.com, calling (510) 740-7481, or writing to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608.

Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.

PROSPECTUS

AMYRIS, INC.

810,596 Shares

Common Stock

                , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, if any, in connection with this offering. All amounts shown are estimates except for the Commission registration fee:

Commission registration fee		$120
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*
Total	$	*

*

Except for the Commission registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement on Form S-3. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The registrant’s restated certificate of incorporation, as amended, limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL, and provides that no director will have personal liability to the registrant or to its stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any director for:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

As permitted by the DGCL, the registrant’s restated bylaws provide that:

•	the registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents as set forth in the DGCL;

•

the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the registrant to advance all expenses incurred by its directors and executive officers in investigating or defending any such action, suit or proceeding. The indemnification provisions in the registrant’s restated certificate of incorporation, as amended, and restated bylaws and the indemnification agreements entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities arising under the Securities Act.

The registrant maintains an insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers of the registrant.

Certain of the registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the registrant’s board of directors.

ITEM 16.	EXHIBITS

			Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.01	Restated Certificate of Incorporation	10-Q	001-34885	3.1	2010-11-10

3.02	Certificate of Amendment of the Restated Certificate of Incorporation dated May 9, 2013	S-8	333-188711	4.02	2013-05-20

3.03	Certificate of Amendment of the Restated Certificate of Incorporation dated May 12, 2014	10-Q	001-34885	3.02	2014-08-08

3.04	Certificate of Amendment of the Restated Certificate of Incorporation dated September 18, 2015	S-3/A	333-206331	3.03	2015-11-04

3.05	Certificate of Amendment of the Restated Certificate of Incorporation dated May 18, 2016	10-Q	001-34885	3.05	2016-08-09

3.06	Certificate of Amendment of the Restated Certificate of Incorporation dated June 5, 2017	S-3	333-219732	3.07	2017-08-04

3.07	Certificate of Amendment of the Restated Certificate of Incorporation dated May 29, 2020	S-8	333-239820	4.12	2020-07-10

3.08	Certificate of Amendment of the Restated Certificate of Incorporation dated May 28, 2021	10-K	001-34885	3.08	2022-03-09

			Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.09	Certificate of Amendment of the Restated Certificate of Incorporation dated June 10, 2022	10-Q	001-34885	3.01	2022-08-09

3.10	Amended and Restated Bylaws	8-K	001-34885	3.1	2022-11-23

4.01	Specimen of Common Stock Certificate	S-3	333-219732	4.01	2017-08-04

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of Macias Gini & O’Connell LLP, independent registered public accounting firm					X

23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page hereto)					X

107	Filing Fee Table					X

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 31st day of March 2023.

AMYRIS, INC.

By:	/s/ John Melo
John Melo
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Melo and Han Kieftenbeld and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John G. Melo	Director, President and Chief Executive Officer	March 31, 2023
John G. Melo	(Principal Executive Officer)

/s/ Han Kieftenbeld	Chief Financial Officer	March 31, 2023
Han Kieftenbeld	(Principal Financial Officer)

/s/ Elizabeth E. Dreyer	Chief Accounting Officer	March 31, 2023
Elizabeth E. Dreyer	(Principal Accounting Officer)

/s/ John Doerr	Director	March 31, 2023
John Doerr

/s/ Ana Dutra	Director	March 31, 2023
Ana Dutra

/s/ Geoffrey Duyk	Director	March 31, 2023
Geoffrey Duyk

Signature	Title	Date

/s/ Philip Eykerman	Director	March 31, 2023
Philip Eykerman

/s/ Frank Kung	Director	March 31, 2023
Frank Kung

/s/ James McCann	Director	March 31, 2023
James McCann

/s/ Steve Mills	Director	March 31, 2023
Steve Mills

/s/ Ryan Panchadsaram	Director	March 31, 2023
Ryan Panchadsaram

/s/ Lisa Qi	Director	March 31, 2023
Lisa Qi

/s/ Julie Washington	Director	March 31, 2023
Julie Washington